EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of April 2, 2026 and effective as of April 2, 2026 (the “Effective Date”), by and between Amy Sullivan (“Employee”) and Bed Bath & Beyond, Inc., a Delaware corporation (“Bed Bath & Beyond,” and, together with any of the Affiliates of Bed Bath & Beyond as may employ Employee from time to time, and any successor(s) thereto, the “Company”).
RECITALS
WHEREAS, commencing on the Effective Date, the Company desires to employ Employee as its President pursuant to the terms set forth in this Agreement, and Employee desires to be employed by Company pursuant to the terms and conditions of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.     Employment. The Company agrees to employ Employee as the Company’s President on the terms and conditions set forth in this Agreement, and Employee agrees to accept such employment and agrees to perform the services and duties for the Company as herein provided for the period and upon the other terms and conditions set forth in this Agreement. Employee shall be subject to the direction of the Company’s Executive Chairman and Chief Executive Officer or the Board of Directors. Employee’s employment hereunder will commence on the Effective Date and continue until terminated pursuant to Section 6 below (the “Term”). Employee’s employment with the Company under this Agreement is on an at-will basis, meaning that either Employee or the Company may terminate the employment at any time for any reason or no reason. Notwithstanding the foregoing, Employee may be entitled to severance upon certain qualifying terminations of employment, as outlined in Section 6 below.
2.     Position and Duties.
2.01     Title. During the Term, Employee agrees to serve as the Company’s President and undertake such additional duties as may be directed by the Company’s Board of Directors.
2.02     Duties: Location.
(a)    During the Term of this Agreement, Employee agrees to serve the Company and Employee will faithfully and to the best of her ability discharge her duties and will devote such portion of her business time and effort to the business and affairs of the Company, its direct and indirect subsidiaries and certain Affiliates (as defined below) of the Company as is necessary to perform such duties. In addition, Employee understands that the Company’s Board of Directors may, from time to time, direct that Employee assist and provide services to one or more other entities directly or indirectly owned or controlled by, or under common ownership or control with, the Company (“Affiliates”).
(b)    Notwithstanding the foregoing, Employee shall be permitted to (i) manage her personal investments, and (ii) participate in, and be involved with, community, educational, charitable, professional, and religious organizations, and not-for-profit businesses that do not compete with the Company or any of its Affiliates (the “Permitted Outside Activities”).
(c)    Employee shall be permitted to perform Employee’s duties under this Agreement remotely, subject to reasonable business travel to the Company’s offices and elsewhere as

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necessitated by Employee’s duties or as reasonably requested by the Company’s Board of Directors from time to time.
3.     Compensation.
3.01    Base Salary. During the Term of this Agreement, the Company shall pay to Employee a base annual salary of Seven Hundred Thousand and No/100 Dollars ($700,000), which shall be subject to annual review by the Company’s Board of Directors or the Compensation Committee thereof (“Base Salary”). Employee’s Base Salary shall be paid in accordance with the Company's normal payroll procedures and policies.
3.02     Annual Bonus. For each fiscal year during the Term, Employee shall have the opportunity to earn an annual bonus (“Annual Bonus”) based on performance against specified performance objectives to be established prior to or as soon as practicable following the commencement of each fiscal year by the Company’s Board of Directors or the Compensation Committee thereof. For each fiscal year during the Term, Employee’s target annual bonus for each fiscal year shall be 100% of her Base Salary (“Target Bonus”), with the opportunity to earn an Annual Bonus of up to 150% of Employee’s Target Bonus based upon the achievement of maximum performance targets to be established each year by the Company’s Board of Directors or the Compensation Committee thereof. Except as set forth in Section 6, Employee must be employed on the day that Annual Bonuses (if any) are paid in order to earn such Annual Bonus.
3.03     Benefits. Employee may participate in all employee benefit plans or programs of the Company consistent with such plans and programs of the Company, provided that in no event shall Employee be eligible to participate in the Company’s Key Employee Severance Plan or any other severance plan or program of the Company, except as set forth in Section 6. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the term of this Agreement, and Employee’s participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.
3.04     Expenses; Contributions. Company agrees to reimburse all reasonable business expenses incurred by Employee consistent with the Company’s policies regarding reimbursement in the performance of Employee’s duties under this Agreement.
3.05    Vacation and Sick leave. Employee shall be entitled to paid time off to be used (without set limits) for purposes such as vacation, relaxation, personal or family needs. Absences shall be governed by Company leave policies (subject to the limits specified in those policies).
3.06    Sign-On Equity Award. As soon as reasonably practicable following the Effective Date, Employee shall be eligible to receive an equity award with a target value of $3,000,000 that will vest over a period of four years (the “Sign-On Equity Award”). The Sign-On Equity Award will be granted as follows: (i) 70% of the Sign-On Equity Award will be granted in the form of time-based restricted stock units with a grant value of $2,100,000, vesting in four equal installments on each of the first, second, third, and fourth anniversaries of the Effective Date, and (ii) 30% of the Sign-On Equity Award will be granted in the form of performance-based restricted stock units with a target value of $900,000 (assuming “target” performance), vesting over four years, with 25% of the award eligible to vest during each of 2026, 2027, 2028 and 2029 based on annual performance metrics to be established at the beginning of each year by the Board of Directors, in each case, subject to Employee’s continued

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service through the applicable vesting dates. For the avoidance of doubt, the annual performance metrics for 2026 shall be the same as those metrics established by the Board of Directors or the Compensation Committee for purposes of the performance-based restricted stock units granted to the Company’s other executive officers for such year. The Sign-On Equity Award will be granted pursuant to the 2005 Plan, or a successor equity plan, and the terms of an applicable award agreement.
3.07    Annual Awards. Employee may be eligible for additional refresh awards to be approved by the Company’s Board of Directors or the Compensation Committee thereof at their discretion based on Employee’s performance and Company performance in the future. Commencing in calendar year 2027 and for each year thereafter during the Term, subject to satisfactory performance, Employee will have the potential to receive annual equity awards with an aggregate target value equal to a minimum of $1,000,000 (subject to annual review and increase in the discretion of the Company’s Board of Directors or the Compensation Committee thereof), comprised of restricted stock units and performance stock units in the same proportions as other senior executives of the Company, or such other equity vehicle mix as is applicable to other similarly-situated executives of the Company. The annual awards shall be subject to approval by the Company’s Board of Directors or the Compensation Committee thereof and may be further subject to approval by the Company’s stockholders to the extent the shares available under the Company’s stockholder-approved equity plan are insufficient to cover such awards.
3.08    No Additional Compensation. As of the Effective Date, the compensation set forth in this Section 3 represents the sole compensation Employee is entitled to receive in exchange for serving as President of the Company, and, for the avoidance of doubt, Employee shall not be entitled to any additional compensation in respect of her role as an officer or director of any subsidiary or affiliate of the Company.
4.     Restrictive Covenants, Company Policies and Confidential Information.
4.01    Confidential Information. In connection with Employee’s employment with the Company, Employee will receive and have access to Company confidential information and trade secrets. Accordingly, Employee will be required to execute and abide by the terms of the Company’s standard form of Employment, Confidential Information and Invention Assignment and Arbitration Agreement (the “Confidentiality Agreement”), which is attached to this Agreement as Exhibit A. In Employee’s work for the Company, Employee is expected not to use or disclose any confidential information, including trade secrets, of any former employer or other person to whom Employee has an obligation of confidentiality. Rather, Employee is expected to use only that information which is generally known and used by persons with training and experience comparable to Employee’s own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. Employee agrees that she will not bring onto Company premises any unpublished documents or property belonging to any former employer or other person to whom Employee has an obligation of confidentiality. Employee hereby represents that her employment does not create a conflict with any agreement between Employee and a third party.
4.02    Company Policies. Employee is required to abide by the Company’s policies and procedures (including but not limited to the Company’s employee handbook), as adopted or modified from time to time within the Company’s discretion, and acknowledge in writing that

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Employee has read and will comply with such policies and procedures (and provide additional such acknowledgements as such policies and procedures may be modified from time to time). The Company may modify, revoke, suspend or terminate any of the policies and/or procedures at any time, with or without notice.
4.03    Non-Competition. Employee agrees that, during the Term and for a period of one year after the termination of Employee’s employment or service for any reason (the “Non-Compete Period”), Employee shall not, directly or indirectly, (a) engage in activities or businesses (including without limitation by owning any interest in, managing, controlling, participating in, consulting with, advising, rendering services for, or in any manner engaging in the business of owning, operating or managing any business) in any geographic location in which the Company, its subsidiaries or Affiliates engage in the business of the Company, whether through selling, distributing, manufacturing, marketing, purchasing, or otherwise, that compete directly or indirectly with the Company or any of its subsidiaries or Affiliates (“Competitive Activities”); or (b) assist any person in any way to do, or attempt to do, anything prohibited by Section 4.03(a) above. Employee acknowledges that the business of the Company and its Affiliates is international in scope and without geographical limitation within the United States. The Company agrees that Employee’s engagement in the Permitted Outside Activities will not constitute a Competitive Activity.
4.04    Indirect Competition. Employee further agrees that, during the Term and the Non-Compete Period, she will not, directly or indirectly, assist or encourage any other person in carrying out, direct or indirectly, any activity that would be prohibited by Section 4.03 if such activity were carried out by Employee, either directly or indirectly; and in particular Employee agrees that she will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.
4.05    Non-Solicitation. Employee further agrees that, during the Term and the Non-Compete Period, she will not, directly or indirectly, solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for herself or for any other person or entity.
4.06    Tolling of Period and Enforceability. The Non-Compete Period shall be tolled during (and shall be deemed automatically extended by) any period in which Employee is in violation of the provisions of this Section 4. If a final and non-appealable judicial determination is made that any of the provisions of this Section 4 constitutes an unreasonable or otherwise unenforceable restriction against Employee, the provisions of this Section 4 will not be rendered void but will be deemed to be modified to the minimum extent necessary to remain in force and effect for the longest period and largest geographic area that would not constitute such an unreasonable or unenforceable restriction. Moreover, and without limiting the generality of Section 4, notwithstanding the fact that any provision of this Section 4 is determined to not be enforceable through specific performance, the Company will nevertheless be entitled to recover monetary damages as a result of Employee’s breach of such provision.
4.07    Passive Ownership. The provisions of Section 4 shall not be deemed breached as a result of Employee’s ownership of: (i) less than an aggregate of 5% of any class of securities of a person engaged, directly or indirectly, in Competitive Activities, so long as Employee does

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not actively participate in the business of such person; or (ii) less than an aggregate of 5% in value of any instrument of indebtedness of a person engaged, directly or indirectly, in Competitive Activities.
4.08    Acknowledgement. Employee acknowledges that Employee has carefully read this Agreement and has given careful consideration to the restraints imposed upon Employee by this Agreement and the Confidentiality Agreement and is in full accord as to the necessity of such restraints for the reasonable and proper protection of the Confidential Information (as defined in the Confidentiality Agreement), business strategies, employee and customer relationships and goodwill of the Company and its subsidiaries and Affiliates now existing or to be developed in the future. Employee expressly acknowledges and agrees that each and every restraint imposed by this Agreement and the Confidentiality Agreement is reasonable with respect to subject matter, time period and geographical area. Employee further acknowledges that although Employee’s compliance with the covenants contained in the Confidentiality Agreement and this Section 4 may prevent Employee from earning a livelihood in a business similar to the business of the Company, Employee’s experience and capabilities are such that Employee has other opportunities to earn a livelihood and adequate means of support for Employee and Employee’s dependents.
4.09     Permitted Activities. Notwithstanding anything to the contrary herein, nothing in this Agreement shall prevent Employee or the Company from, as applicable, (i) communicating directly with, cooperating with, filing a charge with, reporting possible violations of federal law or regulation to, or providing information to any federal, state or local government agency, including without limitation, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, (ii) providing truthful information to the extent required by applicable law in connection with any legal proceeding, government investigation or other legal matter; (iii) exercising any rights Employee may have under Section 7 of the U.S. National Labor Relations Act, or (iv) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Employee has reason to believe is unlawful. In addition, Employee acknowledges receipt of the following notice of immunity rights under the U.S. Defend Trade Secrets Act, which states: “(1) An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.”
5.     Indemnification and Additional Insurance. The Company shall indemnify Employee with respect to matters relating to Employee’s services as an officer of the Company or any of its Affiliates, occurring during the course and scope of Employee’s employment with the Company to the extent and pursuant to the provisions of Delaware law. The foregoing indemnity is

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contractual and will survive any adverse amendment to or repeal of this Agreement. The Company will also cover Employee under a policy of officers’ and directors’ liability insurance providing coverage that is comparable to that provided now or hereafter to other senior executives of the Company. The provisions of this Section will survive the termination of this Agreement for any reason. In furtherance of the foregoing, the Company and Employee will enter into an Indemnification Agreement in the form attached hereto as Exhibit B (the “Indemnification Agreement”).
6.     Termination.
6.01    Grounds for Termination. Employee’s employment with the Company shall terminate under any of the circumstances set forth below.
a.If Employee shall die or due to Employee’s Disability (as defined in Section 6.04 below);
b.By mutual agreement of the Company and Employee;
c.By Employee for any reason other than Good Reason upon notice to the Company;
d.By the Company for Cause (as defined in Section 6.02 below);
e.By the Company without Cause (and other than by reason of Employee’s death or termination due to Disability); and
f.By Employee for Good Reason (as defined in Section 6.04 below).
Notwithstanding any termination of this Agreement and Employee’s employment by the Company, Employee, in consideration of her employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Employee’s employment including without limitation the provisions of Sections 4, 5 and 7 hereof.
6.02    For “Cause” Defined. Termination of Employee’s employment by the Company for any of the following reasons shall be deemed termination for “Cause”:
a.An act of personal dishonesty taken by Employee in connection with her responsibilities with the Company;
b.Employee’s commission of a felony or any other criminal conviction if such conviction involves Employee’s lack of honesty;
c.A willful act by Employee which constitutes gross misconduct or intentional violation of the Company’s policies or agreements; or
d.following delivery to Employee of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that Employee has not substantially performed her duties, continued violations by Employee of her obligations to the Company which are demonstrably willful and deliberate on Employee’s part.
6.03    “Change in Control” Defined. For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following events:
a.Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more

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of the total voting power represented by the Company’s then outstanding voting securities;
b.The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
c.A change in the composition of the Board of Directors occurring within a one-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are members of the Board of Directors as of the Effective Date, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
d.The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
6.04    “Disability” Defined. The Company may determine that Employee is disabled if she shall fail, because of illness or incapacity, to render services of the character contemplated by this Agreement for a period of twelve (12) consecutive months.
6.05    “Good Reason” Defined. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without Employee’s written consent:
a.A material reduction of Employee’s duties, title, authority or responsibilities, relative to Employee’s duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, title, authority or responsibilities, including, without limitation, following a Change in Control, Employee ceasing to report to the chief executive officer of the ultimate parent entity of the Company (or its successor), and/or Employee ceasing to serve as the president of such ultimate parent entity;
b.A material reduction by the Company in the Base Salary or Target Bonus as in effect immediately prior to such reduction;
c.The involuntary relocation of Employee’s principal place of employment by more than thirty-five (35) miles from the present facility or location (which, in the case of remote employment, shall be the Employee’s residence); or
d.The Company’s material breach of this Agreement or any other written agreement between Employee and the Company.

Employee will not be deemed to have resigned for Good Reason unless (i) Employee provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by Employee to constitute Good Reason within fifteen (15) days after the date of the

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occurrence of any event that Employee knows or should reasonably have known to constitute Good Reason, (ii) the Company fails to cure such acts or omissions within thirty (30) days following its receipt of such notice, and (iii) the effective date of Employee’s termination for Good Reason occurs no later than sixty (60) days after the expiration of the cure period.
6.06    Surrender of Records and Property. Upon termination of her employment with the Company for any reason, Employee shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company or any of its Affiliates or which relate in any way to the business, products, practices or techniques of the Company or any of its Affiliates, and all other property, trade secrets and confidential information of the Company or any of its Affiliates, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company or any of its Affiliates, which in any of these cases are in her possession or under her control.
6.07    Payments Upon Termination.
(a)Accrued Obligations. If Employee’s employment with the Company is terminated for any reason set forth in Section 6, then Employee shall be entitled to receive (i) her Base Salary and any accrued but unpaid paid time off through the date of the termination and (ii) reimbursement of any business expenses incurred in the ordinary course of business through the date of termination that have not yet been reimbursed pursuant to Section 3.04 (the amounts in this clause (a), the “Accrued Obligations”).

(b)Termination Without Cause or Resignation for Good Reason. If Employee’s employment is terminated pursuant to Section 6.01(e) or (f) (each, a “Qualifying Termination”) and provided that Employee shall have executed and delivered to the Company the Company’s standard form of release of claims (a “Release”) and any period for rescission of such Release has expired without Employee having rescinded such Release, in addition to the Accrued Obligations, Employee shall be entitled to receive: (i) an amount in cash equal to Employee’s then-current Base Salary, which amount will be paid over a period of twelve (12) months following the date of Employee’s Qualifying Termination in accordance with the Company’s standard payroll practices, with the first such installment occurring on the first regularly-scheduled payroll date following the date the Release becomes effective (which first installment will include any installments that would have occurred prior to such date but for the fact the Release was not yet effective); (ii) in the event of Employee’s Qualifying Termination following the end of a fiscal year but prior to the payment of the Annual Bonus for such fiscal year, the amount of any earned but unpaid Annual Bonus for such completed fiscal year based on performance for such completed fiscal year as determined by the Company’s Board of Directors or the Compensation Committee thereof, which amount shall be payable when annual bonuses are paid to the Company’s employees generally; (iii) an amount in cash equal to Employee’s then-current Target Bonus, prorated for the portion of such year that has elapsed prior to the date of the Qualifying Termination, which amount shall be paid in a lump sum on the sixtieth (60th) day after the date of the Qualifying Termination; (iv) if Employee timely elects to receive continued coverage under one or more of the Company’s group medical, dental or vision plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (together with any state law of similar effect, “COBRA”), then the Company will pay the full amount of

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Employee’s COBRA premiums, or will provide coverage under the Company’s self-funded broad based health insurance plans, on behalf of Employee, including coverage for the Employee’s eligible dependents under such plans, until the earliest of (X) twelve (12) months following the date of the Qualifying Termination, (Y) the expiration of Employee’s eligibility for continuation coverage under COBRA or (Z) the date when Employee becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the date of the Qualifying Termination through the earliest of (X) through (Z), the “COBRA Payment Period”); and (v) all unvested equity or equity-based awards held by Employee that vest solely based on the passage of time shall immediately become vested as to a number of shares underlying each award equal to the number of shares that would have vested during the twelve (12) months following the date of the Qualifying Termination had Employee remained employed with the Company for such period (for the avoidance of doubt, with any such awards that vest in whole or in part based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement), provided that this clause (v) shall not supersede any equity acceleration provided under an applicable award agreement that is more favorable to Employee.

Notwithstanding clause (iv) above, if at any time the Company determines in its sole discretion that the payment of COBRA premiums (or credit under the self-funded plan) pursuant to Section 6.07(b)(iv) would result in a violation of the nondiscrimination rules of Section 105(h) of the Code or any statute or regulation of similar effect (including, without limitation, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of providing the COBRA premiums or credit under the self-funded plan, the Company shall instead pay Employee, on the first day of each month of the remainder of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month (or, in the case of a self-funded plan, the monthly cost or such coverage), subject to withholdings and deductions. In all cases, if Employee becomes eligible for coverage under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the COBRA Payment Period, Employee must immediately notify the Company of such event. For purposes of this paragraph, any applicable insurance premiums that are paid by the Company will not include any amounts payable by Employee under a Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of Employee.

(c)Change in Control Qualifying Termination. In lieu of the payments and benefits set forth in Section 6.07(b), in the event Employee’s Qualifying Termination occurs on or within twelve (12) months following the date of a Change in Control, and provided that Employee shall have executed and delivered to the Company the Release and any period for rescission of such Release has expired without Employee having rescinded such Release, in addition to the Accrued Obligations, Employee shall be entitled to receive: (i) an amount in cash equal to Employee’s then-current Base Salary, which amount will be paid over a period of twelve (12) months following the date of Employee’s Qualifying Termination in accordance with the Company’s standard payroll practices, with the first such installment occurring on the first regularly-scheduled payroll date following the date the Release becomes effective (which first installment will include any installments that would have occurred prior to such date but for the fact the Release was not yet effective); (ii) the payment set forth in Section 6.07(b)(ii), if applicable; (iii)

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an amount in cash equal to Employee’s then-current Target Bonus, which amount shall be paid in a lump sum on the sixtieth (60th) day after the date of the Qualifying Termination; (iv) the benefits set forth in Section 6.07(b)(iv); and (v) all unvested equity or equity-based awards held by Employee that vest solely based on the passage of time shall immediately become one hundred percent (100%) vested (for the avoidance of doubt, with any such awards that vest in whole or in part based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement), provided that this clause (v) shall not supersede any equity acceleration provided under an applicable award agreement that is more favorable to Employee.

1.08Termination of Benefits. Employee’s right to receive severance payments and benefits hereunder will terminate immediately if, at any time prior to or during the period for which Employee is receiving severance payments and benefits, Employee, without the prior written approval of the Board of Directors or the Compensation Committee thereof, (a) willfully breaches a material provision of this Agreement, the Confidentiality Agreement and/or obligations of confidentiality, non-solicitation, non-disparagement, no conflicts or non-competition set forth in this Agreement, the Release or under applicable law; or (b) solicits any of the Company’s then current employees to leave the Company’s employ for any reason or interferes in any other manner with employment relationships at the time existing between the Company and its then current employees.

1.09Deemed Resignation. Upon termination of Employee’s employment for any reason, Employee shall be deemed to have resigned from all offices and directorships, if any, then held with the Company or any of its Affiliates.
1.10Severance Calculation Matters. For calculating the severance payments in this Section 6, Base Salary, and Target Bonus shall be determined as of the date of Employee’s Qualifying Termination and without regard to any reduction in such amounts giving rise to Employee’s resignation for Good Reason.

7.     Miscellaneous.

7.01    Governing Law; Venue. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Tennessee.

7.02    Prior Agreements. This Agreement, together with the Confidentiality Agreement and the Indemnification Agreement, contain the entire agreement of the parties relating to the subject matter hereof and supersede all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreement, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. Specifically, on the Effective Date, that certain Employment Agreement dated as of January 19, 2024, between Employee and Kirkland’s, Inc. (the “Prior Agreement”) is hereby terminated and shall be of no further force or effect. Employee hereby acknowledges and agrees that the termination of the Prior Agreement is done with her written consent and shall in no way give rise to any claim of Good Reason by Employee.

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7.03    Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

7.04    Amendments. No amendments or modifications of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto.
7.05    No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by an estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.
7.06    Section 409A.
(a)    For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder (and such other Treasury or Internal Revenue Service guidance) as in effect from time to time. The parties intend that any amounts payable hereunder will be compliant with Section 409A or will be exempt from Section 409A. Notwithstanding the foregoing, Employee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of Employee in connection with this Agreement (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold Employee (or any beneficiary) harmless from any or all of such taxes or penalties. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from Employee or any other individual to the Company or any of its affiliates, employees or agents.
(b)    Notwithstanding anything in this Agreement to the contrary, the following special rule shall apply, if and to the extent required by Section 409A, in the event that (i) Employee is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i), (ii) amounts or benefits under this Agreement or any other program, plan or arrangement of the Company or a controlled group affiliate thereof are due or payable on account of “separation from service” within the meaning of Treasury Regulations Section 1.409A-l(h) and (iii) Employee is employed by a public company or a controlled group affiliate thereof, then no payments hereunder that are “nonqualified deferred compensation” subject to Section 409A shall be made to Employee prior to the date that is six (6) months after the date of Employee’s separation from service or, if earlier, Employee’s date of death, and following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest permissible payment date.
(c)    Each payment made under this Agreement (including each separate installment payment in the case of a series of installment payments) shall be deemed to be a separate payment for purposes of Section 409A. Amounts payable under this Agreement shall be deemed not to be a “deferral of compensation” subject to Section 409A to the extent provided in the

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exceptions in Treasury Regulation §§ 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exception under subparagraph (iii)) and other applicable provisions of Section 409A. For purposes of this Agreement, with respect to payments of any amounts that are considered to be “nonqualified deferred compensation” subject to Section 409A or exempt from Section 409A under Treasury Regulation §§ 1.409A-1(b)(9) (“separation pay plans”), references to “termination of employment,” “termination,” or words and phrases of similar import, shall be deemed to refer to Employee’s “separation from service” as defined in Section 409A, and shall be interpreted and applied in a manner that is consistent with the requirements of Section 409A.
(d)    Notwithstanding anything to the contrary in this Agreement, any payment or benefit under this Agreement or otherwise that is exempt from Section 409A pursuant to Treasury Regulation § 1.409A-l(b)(9)(v)(A) or (C) (relating to certain reimbursements and in-kind benefits) shall be paid or provided to Employee only to the extent that the expenses are not incurred, or the benefits are not provided, beyond the last day of the second calendar year following the calendar year in which Employee’s “separation from service” occurs; and provided further that such expenses are reimbursed no later than the last day of the third calendar year following the calendar year in which Employee’s “separation from service” occurs. To the extent any indemnification payment, expense reimbursement, or the provision of any in-kind benefit is determined to be subject to Section 409A (and not exempt pursuant to the prior sentence or otherwise), the amount of any such indemnification payment or expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the indemnification payment or provision of in-kind benefits or expenses eligible for reimbursement in any other calendar year (except for any life-time or other aggregate limitation applicable to medical expenses), and in no event shall any indemnification payment or expenses be reimbursed after the last day of the calendar year following the calendar year in which Employee incurred such indemnification payment or expenses, and in no event shall any right to indemnification payment or reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.
(e)    Notwithstanding anything to the contrary in this Agreement, to the extent that any payments due under this Agreement as a result of the Employee’s termination of employment with the Company are subject to the Employee’s execution and delivery and non-revocation of the Release (i) no such payments shall be made unless the Release Effective Date (as defined below) occurs on or prior to the sixtieth (60th) day immediately following Employee’s date of termination, (ii) the Company shall deliver the Release to the Employee within seven (7) days immediately following the date of termination, and (iii) if, as of the Release Expiration Date (as defined below), the Employee has failed to execute the Release or has timely revoked her acceptance of the Release thereafter, the Employee shall not be entitled to any payments or benefits otherwise conditioned on the Release. For purposes of this Agreement, the “Release Effective Date” shall mean the date on which the Release becomes effective and irrevocable in accordance with its terms. For purposes of this Section 7.06, “Release Expiration Date” shall mean the date that is twenty-one (21) days following the date upon which the Company timely delivers the Release to the Employee, or, in the event that the Employee’s termination of employment is “in connection with an exit incentive or other employment termination

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program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is forty-five (45) days following such delivery date.
7.07    280G Parachute Payments. Notwithstanding any other provision in this Agreement to the contrary, in the event that any payment or benefit received or to be received by Employee (including any payment or benefit received in connection with a Change in Control or the termination of Employee’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits being hereinafter referred to as the “Total Payments”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code , and (ii) but for this sentence, be subject (in whole or part), to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then, the Total Payments shall be equal to the Reduced Amount. The “Reduced Amount” will be either (A) the largest portion of the Total Payments that would result in no portion of the Total Payments being subject to Excise Tax, or (B) the largest portion, up to and including the total amount of the Total Payments, whichever amount ((A) or (B)), after taking into account all applicable federal, state, provincial, foreign and local employment taxes, income taxes and the Excise Tax (all computed at the highest marginal rate), results in Employee’s receipt, on an after-tax basis, of the greatest economic benefit notwithstanding that all or some portion of the Total Payments may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Total Payments equal the Reduced Amount, the reduction will occur in the following order (1) reduction of cash payments; (2) cancelation of accelerated vesting of stock awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits paid to Employee. Within any such category of Total Payments (that is, (1), (2), (3) or (4)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A and then with respect to amounts that are. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of Employee’s applicable type of stock award (i.e., earliest granted stock awards are cancelled last). Any determination under this Section 7.07 shall be made in writing in good faith by an independent accounting firm or consultants of nationally recognized standing (the “Independent Advisors”) selected by the Company and acceptable to Employee, which shall provide detailed supporting calculations to the Company and Employee as requested by the Company or Employee. The Company and Employee shall provide the Independent Advisors with such information and documents as the Independent Advisors may reasonably request in order to make a determination under this Section. For purposes of making the calculations and determinations required by this Section, the Independent Advisors may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Independent Advisors’ determinations shall be final and binding on the Company and Employee.
7.08    Compensation Recovery Policy. The Employee acknowledges and agrees that she shall take all action necessary or appropriate to comply with the clawback or similar policy adopted by the Company pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback or similar policy otherwise adopted by the Company, and any rules and regulations promulgated thereunder (including, without limitation, entering into

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any further agreements, amendments or policies necessary or appropriate to implement and/or enforce such policy with respect to past, present and future compensation, as appropriate).
7.09    Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted from this Agreement and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.
7.10    Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 7.
7.11    Injunctive Relief. Employee agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 4. Accordingly, Employee specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.
7.12    Attorneys’ Fees and Costs. The Company and Employee agree that in the event any litigation arises out of this Agreement between Company and Employee, the prevailing party in such litigation shall be entitled to recover its attorney’s fees and costs brought relating to such litigation.
7.13    No Mitigation Obligation. All amounts paid to Employee under this Agreement following Employee’s termination of employment and this Agreement are acknowledged by the Company and Employee to be reasonable and to be liquidated damages, and Employee will not be required to reduce the amount of such payments by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever (including from other employment) create any mitigation, offset, reduction or any other obligation on the part of Employee under this Agreement.
7.14    Notices. Any notice, payment, demand or communication required or permitted to be given by the provisions of this Agreement shall be deemed to have been effectively given and received as follows: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by email, telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Employee at the address listed on the Company’s personnel records and to the Company at its principal place of

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business, to the attention of the General Counsel, or such other address as either party may specify in writing.
7.15    Notice of Immunity. Notwithstanding any provision of this Agreement to the contrary, (i) Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; (ii) Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (iii) if Employee files a lawsuit for retaliation by an employer for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.
7.16    Survival. The rights and obligations of the parties under the provisions of this Agreement shall survive, and remain binding and enforceable, notwithstanding the expiration of the Term, the termination of this Agreement, the termination of Employee’s employment hereunder or any settlement of the financial rights and obligations arising from Employee’s employment hereunder, to the extent necessary to preserve the intended benefits of such provisions.
7.17    Counterparts; Facsimile or .pdf Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party.
[Signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph.

BED BATH & BEYOND, INC.

By: /s/ Marcus Lemonis
Marcus Lemonis
Executive Chairman and Chief Executive Officer

EMPLOYEE

By: /s/ Amy Sullivan
Amy Sullivan

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EXHIBIT A

Confidentiality Agreement

[Attached]

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EXHIBIT B

Indemnification Agreement

[Attached]

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